UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 18, 2009

STANDARD DRILLING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way, Walnut Creek, CA	94597
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(925) 938-0406

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph:

On August 27, 2009 Standard Drilling, Inc. filed a Current Report on Form 8-K disclosing under Item 4.01 disclosing a change of it independent registered public accounting firm.  By letter dated September 2, 2009 the staff of the Securities and Exchange Commission requested that we amend that report to provide additional disclosure regarding our former auditor.  This Current Report on Form 8-K/A is being filed in response to the staff's comments.

Item 4.01      Changes in Registrant's Certifying Accountant.

On August 18, 2009, Standard Drilling, Inc. dismissed Moore & Associates, Chartered as its independent registered public accounting firm and engaged Seale and Beers, CPAs as our independent registered public accounting firm.  Moore & Associates, Chartered audited our financial statements for the periods ended December 31, 2008, 2007 and 2006.  The dismissal of Moore & Associates, Chartered was approved by our Board of Directors on August 18, 2009.  Moore & Associates, Chartered did not resign or decline to stand for re-election.

The Public Company Accounting Oversight Board (PCAOB) revoked the registration of Moore & Associates, Chartered on August 27, 2009 because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

Neither the report of Moore & Associates, Chartered dated March 24, 2009 on our balance sheets as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007 and for the period from February 14, 2006 (inception) to December 31, 2008 nor the report of Moore & Associates, Chartered dated April 11, 2008 on our balance sheets as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2007 and 2006 and for the period from February 14, 2006 (inception) to December 31, 2007 contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Moore & Associates, Chartered we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Moore & Associates, Chartered would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining Seale and Beers, CPAs (1) neither we nor anyone on our behalf consulted Seale and Beers, CPAs regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Seale and Beers, CPAs did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Moore & Associates, Chartered with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  We were unable to obtain such a letter from Moore & Associates, Chartered at the time of the filing of this amended report.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter dated August 18, 2009 from Moore & Associates, Chartered (1)

(1)	Incorporated by reference to the Current Report on Form 8-K as filed on August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DRILLING, INC.

Date: September 10, 2009	By: /s/ David S. Rector
David S. Rector, Chief Executive Officer